UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): April 14, 2004


                             HEALTHSOUTH Corporation
          -----------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
          -----------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                    1-10315                    63-0860407
          -----------------------------------------------------------
           (Commission File Number) (IRS Employer Identification No.)


               One HEALTHSOUTH Parkway, Birmingham, Alabama 35243
          -----------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (205) 967-7116
          -----------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

ITEM 5.  Other Events and Required FD Disclosure.

           On April 15, 2004, HEALTHSOUTH Corporation issued a press release entitled "HEALTHSOUTH ANNOUNCES FURTHER DEVELOPMENT WITH BONDHOLDERS".

           A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference.



ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

See Exhibit Index.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HEALTHSOUTH CORPORATION


                                     By: /s/    Gregory L. Doody
                                         ------------------------------------
                                         Name:  Gregory L. Doody
                                         Title: Executive Vice President,
                                                General Counsel and Secretary


           Dated: April 15, 2004

                                  Exhibit Index

Exhibit No.                             Description
-----------                             -----------

99                Press release of HEALTHSOUTH Corporation dated April 15, 2004.

                                                         EXHIBIT 99

News From

[GRAPHIC OMITTED] HEALTHSOUTH(R)

                                                           FOR IMMEDIATE RELEASE
                                                                  April 15, 2004

                          HEALTHSOUTH ANNOUNCES FURTHER
                          DEVELOPMENT WITH BONDHOLDERS

BIRMINGHAM, Ala. - HEALTHSOUTH Corporation (OTC Pink Sheets: HLSH) announced that Judge Allwin Horn, III of the Circuit Court of Jefferson County, Alabama, issued an order in the lawsuit between HEALTHSOUTH and some of its bondholders setting a status conference for April 23rd to schedule an expedited hearing to determine the merits of certain issues. In particular, these issues are the validity of default notices purportedly given by certain bondholders and whether HEALTHSOUTH is obligated to pay a "make-whole premium" under the facts and circumstances of this case. Although the Court did not grant HEALTHSOUTH's request for a preliminary injunction and dissolved its temporary restraining order against acceleration by bondholders, it expressly stated that "the parties should not consider that this Court has determined the Default Notices are validly and legally issued".

Counsel for the bondholders stated in a letter to the Court that the bondholder defendants would not issue any notice of acceleration for at least thirty days so long as HEALTHSOUTH engages in good-faith negotiations with the bondholders during that time. Joel C. Gordon, acting HEALTHSOUTH chairman of the Board of Directors, said "We certainly will continue to negotiate in good-faith with the representatives of the unofficial committee of bondholders, which hopefully will lead to a consensual resolution which the Court indicated it believed would be in the best interests of all involved." HEALTHSOUTH reiterated that it is extremely encouraged by the significant positive response that it has received so far and has decided to extend the consent solicitations through April 28, 2004 in order to allow all holders the opportunity to participate.

About HEALTHSOUTH

HEALTHSOUTH is the nation's largest provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, with nearly 1,700 locations nationwide and abroad. HEALTHSOUTH can be found on the Web at www.healthsouth.com.

Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HEALTHSOUTH, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. HEALTHSOUTH's actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by HEALTHSOUTH include, but are not limited to: the investigations by the Department of Justice and the Securities Exchange Commission into HEALTHSOUTH's financial reporting and related activity; HEALTHSOUTH's statement that as a result of the investigations, the Company's previously filed financial statements should no longer be relied upon and may result in the Company restating its prior financial statements; the withdrawal by HEALTHSOUTH's former accountants of their audit reports on all of the Company's previously filed financial statements; the outcome of pending litigation relating to these matters; significant changes in HEALTHSOUTH's management team; HEALTHSOUTH's ability to successfully amend, restructure and/or renegotiate its existing indebtedness or cure or receive a waiver of alleged defaults under such agreements, the inability of which may result in HEALTHSOUTH filing a voluntary petition for bankruptcy; HEALTHSOUTH's ability to continue to operate in the ordinary course and manage its relationships with its creditors, including its lenders, bondholders, vendors and suppliers, employees and customers; changes, delays in or suspension of reimbursement for HEALTHSOUTH's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels; changes to the implementation of the prospective payment system for inpatient rehabilitation services; competitive pressures in the healthcare industry and HEALTHSOUTH's response thereto; HEALTHSOUTH's ability to obtain and retain favorable arrangements with third-party payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the Company's SEC filings and other public announcements.

                                       ###

           For more information contact Andy Brimmer at 205-410-2777.